UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 7, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release dated February 7, 2005 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Items 8.01 Other Events.

A. ASB State Bank Franchise Tax Dispute and Settlement

In March 1998, American Savings Bank, F.S.B. (ASB) formed a subsidiary, ASB Realty Corporation, which elected to be taxed as a real estate investment trust (REIT). This reorganization had reduced Hawaii bank franchise taxes, net of federal income tax benefits, recognized on the financial statements of HEI Diversified, Inc. and ASB by $21 million (through March 31, 2004) as a result of ASB taking a dividends received deduction on dividends paid to it by ASB Realty Corporation. The State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment for 1999 through 2001. In October 2002, ASB filed an appeal with the State Board of Review, First Taxation District (Board). In May 2003, the Board issued its decision in favor of the DOT and ASB filed a notice of appeal with the Hawaii Tax Appeal Court. As required under Hawaii law, ASB paid the bank franchise taxes and interest assessed at that time ($17 million) in June 2003, but recorded this payment as a deposit rather than an expense for financial statement purposes.

In June 2004, the Hawaii Tax Appeal Court issued its decision in favor of the DOT and against ASB for tax assessed years 1999 through 2001. ASB appealed the decision to the Hawaii Supreme Court, which appeal will be dismissed as part of a settlement described below. As a result of the Hawaii Tax Appeal Court’s decision, ASB wrote off the deposit recorded in June 2003 and expensed the related bank franchise taxes and interest for subsequent periods through March 31, 2004 related to this issue, resulting in a cumulative after-tax charge to net income in the second quarter of 2004 of $24 million ($21 million for the bank franchise taxes and $3 million for interest).

On December 31, 2004, ASB agreed to settle its dispute with the DOT and close the tax years 1999 through 2004 (relating to the financial performance of ASB for the calendar years 1998 through 2003) for purposes of audit, examination, assessment, refund and judicial review. Under the terms of the settlement, ASB agreed to pay the DOT $12 million, in addition to the $17 million previously paid under protest, dismiss its appeal to the Hawaii Supreme Court and not take the dividends received deduction in future years. As a result, ASB recognized $3 million in additional net income in the fourth quarter of 2004, representing a partial reversal of the $24 million previously charged against net income.

Effects of the ASB Tax Settlement on Consolidated HEI

The 2004 results of operations include an after-tax charge of $20 million, or $0.25 per share, due to the June 2004 tax ruling and subsequent settlement discussed above. The following table presents a reconciliation of HEI’s consolidated net income to net income excluding this $20 million charge in 2004, excluding the $3 million additional net income in the fourth quarter of 2004, and including additional bank franchise taxes in prior periods as if the Company had not taken a dividends received deduction on dividends paid by its REIT subsidiary. Management believes the adjusted information below presents results from continuing operations on a more comparable basis for the periods shown. However, net income, or earnings per share, including these adjustments is not a presentation in accordance with GAAP and may not be comparable to presentations made by other companies or more useful than the GAAP presentation included in HEI’s consolidated financial statements.

	Quarter ended December 31, 2004	Years ended December 31
(in thousands, except per share amounts)		2004	2003	2002
Income from continuing operations	$24,810	$107,739	$118,048	$118,217

Basic earnings per share - continuing operations	0.31	1.36	1.58	1.63

Cumulative bank franchise taxes, net of taxes, through December 31, 2003	$—	$20,340	$—	$—
Adjustment for settlement, net of taxes	(3,467)	—	—	—
Additional bank franchise taxes, net of taxes (if recorded in prior periods)	—	—	(3,793)	(4,237)

As adjusted

Income from continuing operations	$21,343	$128,079	$114,255	$113,980

Basic earnings per share - continuing operations	0.26	1.61	1.53	1.57

Taking into account the adjustments in the table above, HEI’s consolidated income from continuing operations would have increased 12% for 2004, compared to 2003, and would have increased slightly for 2003, compared to 2002.

Effects of the Tax Settlement on ASB

The results of operations for 2004 include a net charge of $20 million due to the June 2004 tax ruling and subsequent settlement as discussed above. The following table presents a reconciliation of ASB’s net income to net income excluding the $20 million charge in 2004, excluding the $3 million additional net income in the fourth quarter of 2004, and including additional bank franchise taxes in prior periods as if ASB had not taken a dividends received deduction on dividends paid by its REIT subsidiary. Management believes the adjusted information below presents ASB’s net income on a more comparable basis for the periods shown. However, net income, including these adjustments, is not a presentation in accordance with GAAP and may not be comparable to presentations made by other companies or more useful than the GAAP presentation included in HEI’s consolidated financial statements.

	Quarter ended December 31, 2004	Years ended December 31
(in thousands)		2004	2003	2002
Net income	$16,706	$41,062	$56,261	$56,225
Cumulative bank franchise taxes, net of taxes, through December 31, 2003	—	20,340	—	—
Adjustment for settlement, net of taxes	(3,467)	—	—	—
Additional bank franchise taxes, net of taxes (if recorded in prior periods)	—	—	(3,793)	(4,237)

Net income – as adjusted	$13,239	$61,402	$52,468	$51,988

Taking into account the adjustments in the table above, ASB’s net income would have increased 17% for 2004, compared to 2003, and would have increased 1% for 2003, compared to 2002.

B. Sarbanes-Oxley Act of 2002 Compliance Costs

In 2004, the Company recorded $3.1 million of fees to external vendors related to the Sarbanes-Oxley Act of 2002 (SOX) compliance effort. Of this amount, HEI recorded $0.7 million, the electric utilities recorded $0.6 million and ASB recorded $1.8 million. The $3.1 million of fees included accrued SOX-related audit fees of $0.9 million, of which $0.1 million was recorded by HEI, $0.3 million was recorded by the electric utilities and $0.5 million was recorded by ASB.

In the fourth quarter of 2004, the Company recorded $1.9 million of fees to external vendors related to the SOX compliance effort, of which $0.4 million was recorded by HEI, $0.5 million was recorded by the electric utilities and $1.0 million was recorded by ASB.

C. Pension and Other Postretirement Benefits

For 2004, the retirement benefit plan assets generated a total return of 10.5% for realized and unrealized net gains of approximately $82 million. As of December 31, 2004, the market value of the retirement benefit plan assets was $893 million.

Based on various assumptions (e.g., discount rate and expected return on plan assets, which are noted below) and assuming no further changes in retirement benefit plan provisions, consolidated HEI’s, consolidated HECO’s and ASB’s accumulated other comprehensive income/(loss) (AOCI) balance, net of tax benefits, related to the minimum pension liability at December 31, 2004 and 2003 and retirement benefits expense, net of income taxes, for 2005 (estimated) will be, and 2004 and 2003 were, as follows:

Years ended December 31	(Estimated) 2005	2004	2003
($ in millions)
Consolidated HEI
AOCI balance, net of tax benefits, December 31	NA	$(1.1)	$(1.4)
Retirement benefits expense, net of income tax benefits [1]	$11.4	6.8	12.1

Consolidated HECO
AOCI balance, net of tax benefits, December 31	NA	—	(0.2)
Retirement benefits expense, net of income tax benefits [1]	7.8	3.8	8.4

ASB
AOCI balance, net of tax benefits, December 31	NA	(0.2)	(0.2)
Retirement benefits expense, net of income tax benefits [1]	2.6	2.0	2.7

Assumptions
Discount rate, January 1	6.00%	6.25%	6.75%
Expected return on plan assets	9.00%	9.00%	9.00%

[1]	Does not include impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.
NA	Not available.

Contributions to the retirement benefits plans totaled $37 million in 2004. Contributions to the retirement benefits plans are expected to be $17 million in 2005.

The 2005 estimated retirement benefits expenses, net of income taxes, are forward-looking statements subject to risks and uncertainties, including the impact of plan changes during the year, if any, and the impact of actual information when received (e.g., actual participant demographics as of January 1, 2005).

D. News Release

On February 7, 2005, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS 2004 YEAR-END AND FOURTH QUARTER EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported 2004 income from continuing operations of $107.7 million, or $1.36 per share, compared with $118.0 million, or $1.58 per share in 2003 (adjusted for a 2-for-1 stock split in June 2004). Income from continuing operations for 2004 includes an after-tax charge of $20.3 million, or $0.25 per share, related to a state franchise tax dispute which was settled in December 2004 involving dividends received deductions taken by the bank for tax years 1999-2004 on dividends from its real estate investment trust subsidiary. Excluding this charge, 2004 income from continuing operations would have been $128.1 million.

Net income for 2004 was $109.7 million, or $1.38 per share, compared with $114.2 million or $1.53 per share for 2003. Net income for 2004 included a $1.9 million net gain from discontinued operations recognized in the third quarter of 2004.

“We had a good year. Excluding the effect of the bank franchise tax settlement charge which covered multiple tax years, all business units—the utilities, the bank and the holding and other companies—showed improved results compared with 2003,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “We delayed the announcement of our earnings to address the over-amortization of net premiums on the bank’s mortgage-backed securities portfolio. I am happy to report that this issue has been resolved and resulted in an increase of $1.5 million in 2004 net income,” added Clarke. “It is also important to note this issue does not represent a material weakness in internal controls over financial reporting at the bank.”

Electric utility net income was $81.2 million in 2004 versus $78.9 million in 2003. “Increases in usage and the number of customers, particularly residential customers, contributed to kilowatthour sales growth of 2.9% in 2004,” said Clarke. Warmer weather also played a part, with cooling degree days up 1.9%. In addition to increases in kilowatthour sales, retirement benefits expense was lower by $7.6 million ($4.6 million, net of taxes) for 2004 compared with 2003 and interest and related charges for 2004 were lower by $2.4 million compared with 2003. Partially offsetting increases in kilowatthour sales and decreases in retirement benefits expense and interest and related charges were: $12.7 million of increases in maintenance expenses for overhauls, repairs and other maintenance, primarily to strengthen infrastructure; $9.2 million higher other operations expenses, excluding retirement benefits expense, due to higher general and administrative expenses and transmission and distribution expenses; and $4.4 million of increased depreciation due to additions to plant-in-service.

Bank net income for 2004 was $41.1 million compared with $56.3 million for 2003. Bank results for 2004 included the $20.3 million after-tax charge related to the state franchise tax dispute covering multiple tax years mentioned above. Excluding the impact of this charge, the bank’s 2004 net income would have been $61.4 million. The significant increase in 2004 bank net income excluding the $20.3 million after-tax charge resulted primarily from excellent asset quality due to the strong Hawaii economy and real estate market which allowed the bank to reduce its allowance for possible loan losses by $8.4 million ($5.1 million, net of taxes) in 2004 compared with additions to reserves in 2003 of $3.1 million ($2.0 million, net of taxes).

“2004 bank earnings benefited from excellent asset quality,” said Clarke. “Delinquent and nonaccrual loans and charge-offs have been well below historical norms all year.”

The interest rate spread held steady at 3.08% for 2004 and 2003 in spite of continued margin compression from a flattening yield curve, and net interest income increased by $4.8 million year-over-year. The increase resulted from lower amortization of premiums on mortgage-related securities and higher average earning assets funded by strong core deposit growth.

The bank’s other income was lower year-over-year by $1.3 million due to $4.1 million of gains on the sale of securities in 2003, partially offset by higher fee income in 2004. General and administrative expenses were also higher by $2.8 million year-over-year primarily due to costs associated with the Sarbanes-Oxley Act of 2002 (SOX) compliance efforts.

The holding and other companies’ results were ($14.5) million in 2004 versus ($17.1) million in 2003. Results improved year-over-year due to lower interest and legal costs and a $3.6 million after-tax gain on the sale of investments the holding company had acquired from the bank in 2001, partially offset by the favorable settlement of lawsuits in 2003 of $5.7 million, net of taxes.

Consolidated net income for the fourth quarter was $24.8 million, or $0.31 per share, compared with $37.4 million, or $0.50 per share, for the fourth quarter of 2003.

“The Company faced challenges in the fourth quarter,” said Clarke. “Our Oahu utility experienced record peak loads in the fourth quarter, underscoring the need to invest in the reliability of our systems.”

Electric utility net income for the fourth quarter was $13.2 million compared with $22.3 million for the same quarter of 2003. The primary reason for the decline in fourth quarter net income was $10.4 million higher maintenance expenses quarter-over-quarter ($6.3 million, net of taxes) due to the larger scope and timing of overhauls, repairs and maintenance, including an unscheduled major overhaul of an Oahu generating unit. Other operation expenses were also higher in the quarter by $6.0 million ($3.6 million, net of taxes) due to increases in a number of items, including information technology system enhancements, insurance reserves, and costs related to SOX compliance, partially offset by a $3.1 million settlement charge ($1.9 million, net of taxes) related to the Keahole expansion project recorded in the fourth quarter of 2003 and $1.7 million lower retirement benefits expense ($1.1 million, net of taxes). Partially offsetting increased operations and maintenance expenses were the effects of a 1.6% increase in kilowatthour sales quarter-over-quarter.

Bank net income for the fourth quarter of 2004 was $16.7 million compared with $14.0 million for the fourth quarter of 2003. Bank results for the fourth quarter of 2004 included a $3.5 million after-tax reversal of amounts previously charged to net income related to the settlement of the state franchise tax dispute mentioned above. Excluding the $3.5 million reversal, the bank’s 2004 fourth quarter net income would have been $13.2 million, slightly lower than in the fourth quarter of 2003.

Bank net interest income for the three months ended December 31, 2004, increased from the same period last year despite a 14 basis point decrease in the interest rate spread quarter-over-quarter to 3.02%. The increase in net interest income was due to the above-mentioned $2.5 million reduction of mortgage-related securities amortization and higher average earning assets funded by strong core deposit growth. In addition, the bank experienced a $2.3 million increase in other income in the fourth quarter of 2004 compared with the fourth quarter of 2003 primarily due to higher debit card fees. These increases were offset by $4.0 million higher general and administrative expenses excluding charges reversed due to the settlement of the state franchise tax issue quarter-over-quarter, primarily because of increases in SOX compliance costs. Taxes were also higher quarter-over-quarter in part due to a higher effective tax rate resulting from the settlement of the state franchise tax dispute.

The holding and other companies’ results from continuing operations were ($5.1) million in the fourth quarter of 2004 versus income from continuing operations of $1.1 million in the same quarter of 2003. The quarter-over-quarter decrease was primarily due to the favorable settlement of lawsuits in the fourth quarter of 2003 of $5.7 million, net of taxes.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii electric public utility market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company, and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Cautionary and Forward-Looking Statements

This press release contains HEI consolidated income from continuing operations and bank net income for 2004 and the fourth quarter of 2004 with adjustments related to an adverse franchise tax ruling and subsequent settlement with the State of Hawaii Department of Taxation. These amounts are non-GAAP financial measures. See “ASB State Bank Franchise Tax Dispute and Settlement” disclosures in HEI’s Form 8-K dated February 7, 2005 (to be filed) for further information, including a reconciliation of the difference between the non-GAAP financial measures with the comparable financial measures presented in accordance with U.S. GAAP.

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page 5 of HEI’s Current Report on Form 8-K dated December 31, 2004, and filed on January 6, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months December 31,		Year ended December 31,
(in thousands, except per share amounts)	2004	2003	2004	2003
Revenues
Electric utility	$423,376	$353,994	$1,550,671	$1,396,685
Bank	94,748	89,745	364,284	371,320
Other	266	10,482	9,102	13,311

	518,390	454,221	1,924,057	1,781,316

Expenses
Electric utility	392,240	307,625	1,376,768	1,220,120
Bank	65,424	66,893	259,310	278,565
Other	6,235	4,912	17,019	19,064

	463,899	379,430	1,653,097	1,517,749

Operating income (loss)
Electric utility	31,136	46,369	173,903	176,565
Bank	29,324	22,852	104,974	92,755
Other	(5,969)	5,570	(7,917)	(5,753)

	54,491	74,791	270,960	263,567

Interest expense–other than bank	(18,247)	(16,118)	(77,176)	(69,292)
Allowance for borrowed funds used during construction	306	529	2,542	1,914
Preferred stock dividends of subsidiaries	(476)	(502)	(1,901)	(2,006)
Preferred securities distributions of trust subsidiaries	—	(4,009)	—	(16,035)
Allowance for equity funds used during construction	738	1,192	5,794	4,267

Income from continuing operations before income taxes	36,812	55,883	200,219	182,415
Income taxes	12,002	18,444	92,480	64,367

Income from continuing operations	24,810	37,439	107,739	118,048
Income (loss) from discontinued operations, net of income taxes	—	—	1,913	(3,870)

Net income	$24,810	$37,439	$109,652	$114,178

Per common share
Basic earnings (loss) - Continuing operations	$0.31	$0.50	$1.36	$1.58
- Discontinued operations	—	—	0.02	(0.05)

	$0.31	$0.50	$1.38	$1.53

Diluted earnings (loss) - Continuing operations	$0.31	$0.49	$1.36	$1.57
- Discontinued operations	—	—	0.02	(0.05)

	$0.31	$0.49	$1.38	$1.52

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	80,630	75,542	79,562	74,696

Adjusted weighted-average shares	80,981	75,872	79,719	74,974

Income (loss) from continuing operations by segment
Electric utility	$13,244	$22,339	$81,177	$78,911
Bank	16,706	13,984	41,062	56,261
Other	(5,140)	1,116	(14,500)	(17,124)

Income from continuing operations	$24,810	$37,439	$107,739	$118,048

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and 2004 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In the first quarter of 2004, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II. The Company did not elect to restate previously issued financial statements. Due to the deconsolidation, for the year ended December 31, 2004, the Company’s consolidated statement of income reflected equity in earnings of Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II of $0.6 million, interest expense from borrowings related to these entities of $5.4 million, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of Hawaiian Electric Industries Capital Trust I and HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

In 1998, ASB formed a subsidiary, which elected to be taxed as a real estate investment trust (REIT). In 2002, the State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment. ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB. ASB appealed the decision. As a result of the Court’s decision, ASB recorded an after-tax charge to net income in the second quarter of 2004 of $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004. On December 31, 2004, ASB agreed to settle its dispute with the DOT and close the tax years 1999 through 2004 for purposes of audit, examination, assessment, refund and judicial review. Under the terms of the settlement, ASB agreed to pay the DOT $12 million, in addition to $17 million previously paid under protest, dismiss its appeal and not take the dividends received deduction in future years. As a result, ASB recognized $3 million in additional net income in the fourth quarter of 2004, representing a partial reversal of the $24 million previously charged against net income. The tax impact of the dividends received deductions taken in the fourth quarter of 2003 and for all of 2003 amounted to $0.6 million and $3.8 million, respectively. See page 43 of HEI’s Form 10-Q for the quarter ended September 30, 2004 and the Form 8-K filed on January 6, 2005 for more information.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months December 31,		Year ended December 31,
(in thousands)	2004	2003	2004	2003
Operating revenues	$422,772	$353,257	$1,546,875	$1,393,038

Operating expenses
Fuel oil	143,257	94,257	483,423	388,560
Purchased power	106,345	94,915	398,836	368,076
Other operation	46,901	40,927	157,198	155,531
Maintenance	27,188	16,838	77,313	64,621
Depreciation	28,846	27,690	114,920	110,560
Taxes, other than income taxes	39,164	33,154	143,834	130,677
Income taxes	6,605	13,310	50,059	50,175

	398,306	321,091	1,425,583	1,268,200

Operating income	24,466	32,166	121,292	124,838

Other income
Allowance for equity funds used during construction	738	1,192	5,794	4,267
Other, net	246	1,156	3,132	1,903

	984	2,348	8,926	6,170

Income before interest and other charges	25,450	34,514	130,218	131,008

Interest and other charges
Interest on long-term debt	10,827	9,965	42,543	40,698
Amortization of net bond premium and expense	565	511	2,289	2,131
Preferred securities distributions of trust subsidiaries	—	1,919	—	7,675
Other interest charges	621	(190)	4,756	1,512
Allowance for borrowed funds used during construction	(306)	(529)	(2,542)	(1,914)
Preferred stock dividends of subsidiaries	229	229	915	915

	11,936	11,905	47,961	51,017

Income before preferred stock dividends of HECO	13,514	22,609	82,257	79,991
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$13,244	$22,339	$81,177	$78,911

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,547	2,506	10,063	9,775
Cooling degree days (Oahu)	1,224	1,260	5,107	5,010
Average fuel cost per barrel	$49.33	$34.72	$42.67	$36.23

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and 2004 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

In the first quarter of 2004, HECO and its subsidiaries adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated HECO Capital Trust I and HECO Capital Trust II. HECO and its subsidiaries did not elect to restate previously issued financial statements. Due to the deconsolidation, for the year ended December 31, 2004, HECO’s consolidated statement of income reflected equity in earnings of HECO Capital Trust I and HECO Capital Trust II of $0.1 million, interest expense from borrowings related to these trusts of $2.4 million, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months December 31,		Year ended December 31,
(in thousands)	2004	2003	2004	2003
Interest and dividend income
Interest and fees on loans	$47,028	$48,393	$184,773	$198,948
Interest on mortgage-related securities	32,227	27,320	116,471	107,496
Interest and dividends on investment securities	844	1,648	5,876	6,384

	80,099	77,361	307,120	312,828

Interest expense
Interest on deposit liabilities	11,850	12,626	47,184	53,808
Interest on Federal Home Loan Bank advances	11,314	11,213	43,301	48,280
Interest on securities sold under repurchase agreements	6,480	5,177	22,302	21,236

	29,644	29,016	112,787	123,324

Net interest income	50,455	48,345	194,333	189,504
Provision for loan losses	—	300	(8,400)	3,075

Net interest income after provision for loan losses	50,455	48,045	202,733	186,429

Other income
Fees from other financial services	5,838	4,853	23,560	22,817
Fee income on deposit liabilities	4,544	4,714	17,820	16,971
Fee income on other financial products	2,234	2,260	10,184	9,920
Fee income on loans serviced for others, net	(118)	(353)	252	155
Gain (loss) on sale of securities	—	—	(70)	4,085
Other income	2,151	910	5,418	4,544

	14,649	12,384	57,164	58,492

General and administrative expenses
Compensation and employee benefits	17,549	16,094	65,052	65,805
Occupancy	4,266	4,407	16,996	16,579
Equipment	3,392	3,452	13,756	13,967
Data processing	3,245	2,712	11,794	10,668
Consulting and other services	3,850	2,415	12,863	12,529
Other	3,478	8,497	34,462	32,618

	35,780	37,577	154,923	152,166

Income before minority interests and income taxes	29,324	22,852	104,974	92,755
Minority interests	24	10	97	124
Income taxes	11,241	7,505	58,404	30,959

Income before preferred stock dividends	18,059	15,337	46,473	61,672
Preferred stock dividends	1,353	1,353	5,411	5,411

Net income for common stock	$16,706	$13,984	$41,062	56,261

Interest rate spread (%)	3.02	3.16	3.08	3.08

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and 2004 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

In 1998, ASB formed a subsidiary, which elected to be taxed as a real estate investment trust (REIT). In 2002, the State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment. ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB. ASB appealed the decision. As a result of the Court’s decision, ASB recorded an after-tax charge to net income in the second quarter of 2004 of $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004. On December 31, 2004, ASB agreed to settle its dispute with the DOT and close the tax years 1999 through 2004 for purposes of audit, examination, assessment, refund and judicial review. Under the terms of the settlement, ASB agreed to pay the DOT $12 million, in addition to $17 million previously paid under protest, dismiss its appeal and not take the dividends received deduction in future years. As a result, ASB recognized $3 million in additional net income in the fourth quarter of 2004, representing a partial reversal of the $24 million previously charged against net income. The tax impact of the dividends received deductions taken in the fourth quarter of 2003 and for all of 2003 amounted to $0.6 million and $3.8 million, respectively. See pages 57 and 58 of HEI’s Form 10-Q for the quarter ended September 30, 2004 and the Form 8-K filed on January 6, 2005 for more information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: February 7, 2005	Financial Vice President (Principal Financial Officer of HECO) Date: February 7, 2005